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                                                                    EXHIBIT 10.3


                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement (the "Agreement") is entered into as of December ___, 1998, among Ballard Medical Products, a Utah corporation (the "Company"), Kimberly-Clark Corporation, a Delaware corporation
("Kimberly-Clark"), and ________________ (the "Executive").

         WHEREAS, the Executive has acquired extensive knowledge of and experience in the businesses conducted by the Company; and

         WHEREAS, a Severance Agreement dated ______________________, was entered into between the Company and the Executive (the "Severance Agreement"); and

         WHEREAS, concurrently herewith, the Company, Kimberly-Clark, and Jazz Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of Kimberly-Clark ("Merger Sub"), are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company and the Company will become a wholly-owned subsidiary of Kimberly-Clark, subject to the terms and conditions thereof; and

         WHEREAS, the Executive will continue to be an employee of the Company, as of the Effective Time of the Merger (as such term is defined in the Merger Agreement), and accordingly, the Company and the Executive desire to rescind the Severance Agreement, effective as of the Effective Time of the Merger.

         WHEREAS, the parties to this Agreement acknowledge that Executive has held a high-level or otherwise unique position at the Company, and has been and will continue to be made privy to highly sensitive trade secrets and other confidential information of the Company (and after the merger, of Kimberly-Clark), that the Executive in a unique and special manner has contributed significantly to the good will of the Company, and that nondisclosure of confidential information and a period of noncompetition are, therefore, necessary to safeguard the Company's interests; and

         WHEREAS, the Company, Kimberly-Clark and the Executive desire to enter into a noncompetition agreement upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company, Kimberly-Clark and the Executive hereby agree as follows:

         1. Effective Date of the Agreement. Except as otherwise provided in
Section 4 hereof, this Agreement shall become effective at the Effective Time of the Merger; provided, however, that this Agreement shall terminate automatically and shall



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be of no further force or effect if the Merger Agreement shall be terminated and the merger shall not become effective pursuant to the terms thereof.

         2. Noncompetition. (a) (i) The Executive shall not, at any time during his employment or during the period of _____ (___) years following termination of his employment with the Company, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be associated as an officer, employee, consultant, agent, partner or director with, or provide capital or other funding to enable a third party to engage in, or solicit customers or distributors, with respect to any entity whose products compete directly with the Designated Products or Services of the Kimberly-Clark Professional Health Care Sector (which Sector shall be deemed to include the Company, Tecnol Medical Products, Inc. and any other direct or indirect 40% owned subsidiary of such Sector) (collectively, the "Sector"); provided, however, that nothing herein shall be deemed to preclude the Executive from owning up to 1% of the outstanding voting stock of any publicly traded corporation whose shares are listed on a national stock exchange or listed on NASDAQ.

         For purposes hereof, the "Designated Products or Services" of the Sector shall mean (i) any products sold by or in development by and any professional service offered by the Sector as of the date hereof (but specifically not including products sold by, products in development by or services offered as of the date hereof by any business or entity acquired by the Sector after the date hereof), (ii) any direct product line extension of any product, product in development or professional service referred to in (i) above which is acquired or developed by the Sector after the date hereof and (iii) any other product, product in development or professional service acquired or developed by the Sector after the date hereof if the Executive's responsibilities include working directly (as part of his ordinary and usual responsibilities) with, or exposure to sufficient and meaningful (as opposed to incidental or intermittent) confidential information with respect to, such product, product in development or professional service.

         Notwithstanding the foregoing, the above restriction, except insofar as it applies to products sold by or products in development by or professional services offered by the Company on the date hereof, will be inapplicable to any Executive if his employment is involuntarily terminated without cause within _____ (__) months after the Effective Time.

         (ii) The Executive shall not, at any time during the period of ______ (__) years following termination of the Executive's employment with the Company, solicit, directly or indirectly, any employee of the Sector, to leave such employment; provided, however that nothing herein shall be deemed to preclude the Executive from hiring any such employees pursuant to an unsolicited response to a general solicitation for employees.

         (b) In the event any restriction contained in this Section 2 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable and to the maximum



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extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         3. Compensation. As consideration for the mutual promises and agreements contained herein:

         (a) The Company shall pay to the Executive at the Effective Time of the Merger an amount equal to ________ (____) months of such Executive's then current monthly base salary.

         (b) If at the date which is _______ (__) months after the date of the Effective Time of the Merger, the Executive shall have remained in the continuous employment of the Company, Kimberly-Clark or their Affiliates, then the Company shall (i) pay to the Executive an amount equal to __________ (___) months of such Executive's then current monthly base salary, (ii) transfer to Executive ownership of the Company vehicle then being used by the Executive, if any, and (iii) pay to the Executive an amount equal to _______ (__) percent of the then fair market value of any Company vehicle transferred. In the event of the death of the Executive, or his termination due to having become totally and permanently disabled, prior to the date of payment of either the amount payable under Section 3(b) or the amount payable under Section 3(c) hereof, the Company shall pay to the Executive's estate, or to the Executive, as applicable, the amount under this Section 3(b) within fifteen (15) business days of notice of death, or evidence of permanent disability, as applicable, and demand therefor.

         (c) If at any time after the Effective Time of the Merger, but prior to the date which is _________ (___) months after the date of the Effective Time of the Merger, the Company involuntarily terminates the employment of the Executive (without cause) then the Company shall (i) pay to the Executive an amount equal to _________ (__) months of such Executive's then current monthly base salary,
(ii) transfer to Executive ownership of the Company vehicle then being used by the Executive, if any, and (iii) pay to Executive an amount equal to ______ (__) percent of the fair market value of any Company vehicle transferred. The Executive shall not be entitled to receive payment under this Section 3(c) unless such Executive executes a Severance Agreement and Release in a form reasonably acceptable to the Company (which shall not include additional noncompete or other post-termination restrictions on the Executive other than any non-disparagement provisions) and such Executive does not revoke such Severance Agreement and Release within the 7-day period following the date on which it is executed.


         (d) If the Executive's employment is involuntarily terminated (without cause), or as a result of his having become totally and permanently disabled, within ______ (__) months of the Effective Time of the Merger, and the Executive elects COBRA medical coverage within the COBRA election period, the Company shall reimburse the Executive's monthly COBRA premiums for his continuing medical coverage for himself, his spouse and covered dependents, for the maximum period of COBRA continuation coverage. Thereafter, if the Executive obtains medical insurance for which premiums are due, the Company shall reimburse the Executive for such monthly premiums for


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coverage for himself, and, if covered by the COBRA continuation coverage, his spouse and any covered dependents, until the third anniversary of the Executive's termination of employment; provided, however, that the amount of such monthly reimbursement shall not exceed the last monthly payment for COBRA continuation coverage.

         (e) The above amounts are subject to applicable federal and state taxes and withholding. The amounts payable pursuant to Section 3 shall not be paid to the Executive if his employment with the Company is terminated for cause or he voluntarily quits or retires, provided, however, the amounts under Sections 3(c) and 3(d) shall be paid to the Executive if (i) the Executive voluntarily terminates employment after a reduction by the Company in the Executive's annual base salary or aggregate annual benefits in effect at the Effective Time of the Merger (other than a reduction in such benefits which affects as a whole the Company's employees who are eligible to participate in such benefit plan); or
(ii) the Executive voluntarily terminates employment after the Company requires the Executive to be based anywhere other than within fifty miles of the Company's current offices in Draper, Utah.

         (f) For purposes of this Agreement, the term "cause" shall mean any of the following occurring after the Effective Time:

         (i)      the commission by the Executive of a felony;

         (ii) the Executive's dishonesty, habitual neglect or incompetence in the management of the affairs of the Company; or

         (iii) the refusal or failure by the Executive to act in accordance with any lawful directive or order of the Company, or an act or failure to act by the Executive which is in bad faith and to the detriment of the Company.

         4. Rescission of Severance Agreement. As of the date of this Agreement, the Executive's rights (and the Company's obligations) under the Severance Agreement shall be suspended (and the Executive shall have no rights to payments thereunder) until the first to occur of the termination of the Merger Agreement or the Effective Time of the Merger. If the Merger Agreement is terminated, as of the date of such termination all right and obligations under the Severance Agreement shall be reinstated, and the Severance Agreement shall continue on in full force and effect, as of and from such date. If the Merger is consummated, at the Effective Time of the Merger, the Severance Agreement shall be rescinded and shall be of no further force or effect whatsoever.

         5. Unauthorized Disclosure. (a) The Executive shall not, without the prior written consent of the President-Professional Health Care Sector of Kimberly-Clark, use other than for Company purposes or disclose to any person other than as required by law or court order or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties, any confidential information obtained by him concerning the Company, Kimberly-Clark or any Affiliate (defined, with respect to any person, as any subsidiary or any corporation or other entity in which a forty (40) percent or more entity interest is owned, directly or indirectly, by such person) thereof while in the employ of the Company, Kimberly-Clark or any Affiliate or any confidential information concerning any third party obtained by him in his capacity


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as an employee or officer of the Company, Kimberly-Clark or any Affiliate, including such information with respect to any products, improvements, formulae, designs or styles, processes, services, customers, suppliers, marketing techniques, methods, future plans or operating practices ("Confidential Information"); provided, however, that Confidential Information shall not include any information known generally to the public or previously disclosed to the public (other than as a result of unauthorized disclosure by the Executive) or any information disclosed by the Company or Kimberly-Clark to a third party without restrictions on the disclosure of such information, or any information disclosed to the Executive by a third party without violating a legal duty owed to the Company or Kimberly-Clark or their Affiliates.

         (b) The Executive agrees that all documents, records, files, letters, disks, memoranda, reports, data, sketches, drawings, laboratory notebooks, program listings or other written, electronic, photographic or other tangible material ("Tangible Property") containing Confidential Information, whether created by the Executive or others, which have or shall come into his custody or possession shall be and are the exclusive property of the Company and shall be used by the Executive only in the performance of his duties. The Executive agrees that upon the earlier of (i) a request by the Company or Kimberly-Clark or (ii) the termination or cessation of his employment for any reason, he shall promptly deliver to the Company all Tangible Property in his possession or under his control which contains Confidential Information. The Executive shall not retain or deliver to any third person copies of such Tangible Property.

         (c) The Executive agrees that his obligations not to disclose or use Confidential Information or Tangible Property of the types set forth in Section 5(a) or 5(b) hereof also extend to such types of Confidential Information and Tangible Property of customers or suppliers to the Company or its Affiliates or other third parties who may have disclosed or entrusted the same to the Company or its Affiliates or to the Executive in the course of the Company's business.

         (d) The covenants set forth in this Section 5 shall lapse _____ (___) years following termination of the Executive's employment.

         6. Public Announcements. The Executive agrees that he shall not make or cause to be made any public statement, public announcement or press release which is intended, or would reasonably be expected, to disparage the Company, the transactions contemplated by the Merger Agreement or the integration of the Company's and its Affiliates' operations with those of Kimberly-Clark and its Affiliates.

         7. Injunctive Relief. The Executive acknowledges that a breach of the restrictions contained in Section 2, 5 or 6 hereof shall cause irreparable damage to the Company and Kimberly-Clark, the exact amount of which shall be difficult to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, the Executive agrees that if the Executive breaches any of the restrictions contained in Section 2, 5 or 6 hereof, then the Company and Kimberly-Clark shall be entitled to injunctive relief, without posting bond or other security, in addition to any other remedy or remedies available to the Company or Kimberly-Clark at law or in equity.


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         8. Termination. The Executive acknowledges that his employment can be terminated, with or without cause, by either the Company or him at any time. This Agreement may be terminated by the Executive upon ten (10) days' prior written notice to the Company and Kimberly-Clark in the event that the Company or Kimberly-Clark shall breach any of their obligations under Section 3 hereof; provided, however, that the Executive shall not be entitled to terminate this Agreement pursuant to this Section 8 in the event that the Company or Kimberly-Clark shall cure any such breach within such ten (10) day period. In the event of such termination by the Executive, the Company shall pay to the Executive all remaining payments due under this Agreement within five (5) business days of such termination.

         9. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees, and by the Company and Kimberly-Clark and their respective successors and assigns.

         10. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by facsimile or electronic mail or by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed: (a) if to the Executive, to the Executive's address set forth in the records of the Company, or if to the Company or Kimberly-Clark, to David R. Murray, President-Professional Health Care Sector, Kimberly-Clark Corporation, 1400 Holcomb Bridge Road, Roswell, GA 30076, Fax: (770) 587-7751, with a copy to O. George Everbach, Senior Vice President-Law and Government Affairs, Kimberly-Clark Corporation, 351 Phelps Drive, Irving, TX 75038, Fax: (972) 281-1492, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah without regard to principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         13. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company and of Kimberly-Clark. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Executive, the Company or Kimberly-Clark to insist upon strict compliance with any

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provisions of this Agreement or to assert any right which the Executive, the
Company or Kimberly-Clark may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

         IN WITNESS WHEREOF, each of the Company and Kimberly-Clark has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement as of the day and year first above written.

                                            BALLARD MEDICAL PRODUCTS



                                            By:
                                               --------------------------
                                                 Name:
                                                      -------------------
                                                 Title:
                                                       ------------------


                                            KIMBERLY-CLARK CORPORATION



                                            By:
                                               --------------------------
                                                 Name:
                                                      -------------------
                                                 Title:
                                                       ------------------



                                            EXECUTIVE:


                                            ----------------------------
                                            Executive



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